AMENDMENT NUMBER 1
                           TO THE PROXY STATEMENT OF
                   INVESTORS HERITAGE LIFE INSURANCE COMPANY
                              DATED APRIL 17, 1998

The following Summary Compensation Table replaces the Summary Compensation Table found on page 6 of the Proxy Statement dated April 17, 1998. Please attach this amendment to your Proxy Statement.

                           SUMMARY COMPENSATION TABLE
     The following table sets forth each executive officer whose aggregate direct compensation from Investors Heritage Life Insurance Company exceeded $100,000.

NAME AND PRINCIPAL                                            OTHER ANNUAL
POSITION                 YEAR  SALARY($)          BONUS($)    COMPENSATION
============================================================================
Harry Lee Waterfield II  1997 $158,684(1)         $20,177        -0-
President, Chairman      1996 $153,293(1)         $18,686        -0-
of the Board, &          1995 $146,856(1)         $17,868        -0-
Chief Executive Officer

Clair S. Manson,Vice     1997 $147,097(2)         $12,262        -0-
President,               1996 $141,196(2)         $11,820        -0-
Chief Actuary            1995 $135,337(2)         $11,216        -0-

Howard L. Graham,        1997 $117,694(2)         $10,181        -0-
Vice President-          1996 $113,064(2)         $ 9,825        -0-
Corporate Services       1995 $108,716(2)         $ 9,301        -0-

Raymond L. Carr,         1997 $ 98,961(1)         $10,983        -0-
Vice President-          1996 $101,228(1)         $ 8,967        -0-
Administrative Services  1995 $ 96,766(1)         $ 8,436        -0-
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(1) Amounts reported consist of contributions made by the Company under the
401(k) Plan, which is available to all employees of the Company.
(2) Amounts reported consist of contributions made by the Company under the 401(k) Plan which is available to all employees of the Company and contributions made by the Company to the Company's Deferred Compensation Plan which is available to eligible executive officers of the Company.

P. O. Box 717
Frankfort, Kentucky   40602
April 22, 1998